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                                                                    EXHIBIT 7.7

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (the "AGREEMENT") is entered into as of June 17, 1997 by and between Insignia Financial Group, Inc., a corporation organized under the laws of the State of Delaware ("INSIGNIA"); and Insignia Properties Trust, a Maryland business trust (the "TRUST").

                                    RECITALS

         A. Insignia owns the equity interests identified on Schedule A hereto (the "INTERESTS").

         B. Insignia is currently a shareholder of the Trust.

         C. Insignia and the Trust each desires that Insignia contribute all of the Interests to the Trust in exchange for additional common shares of beneficial interest of the Trust ("SHARES").

         In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, Insignia and the Trust hereby agree as follows:

                                    ARTICLE 1
                            CONTRIBUTION OF INTERESTS

                  1.1 CONTRIBUTION OF THE INTERESTS. Subject to the terms and conditions of this Agreement, Insignia hereby assigns and delivers to the Trust all of its right, title and interest in and to the Interests in exchange for the aggregate number of Shares indicated on Schedule A hereto, such Shares to be allocated among the various Interests as indicated on Schedule A.

                  1.2 ASSIGNMENT OF OWNERSHIP INTERESTS. Insignia hereby grants, assigns, transfers, conveys and delivers to the Trust, all of Insignia's right, title and interest in and to the Interests free and clear of all liens, encumbrances, security interests and competing claims, other than those contained in the governing documents of the various entities to which the Interests relate (the "GOVERNING AGREEMENTS").

                  1.3 ASSUMPTION OF OBLIGATIONS. By acceptance of this Agreement the Trust hereby agrees to be bound, from and after the date hereof, by all of the terms and provisions of the Governing Agreements as the holder of the Interests and assumes and agrees to perform, pay and discharge in full, when due, all of Insignia's liabilities and obligations under the Governing Agreements with respect to the Interests; provided, however, that this assumption shall have application only to those liabilities and obligations of Insignia first accruing or arising




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on or after the date hereof and shall have no application to any such liabilities and obligations accruing or arising prior to the date hereof.

                                    ARTICLE 2
                                   DELIVERIES

                  2.1 DELIVERIES BY INSIGNIA. In addition to the Interests, Insignia will, upon request, promptly deliver such approvals and documents as the Trust may reasonably request as to the legality, validity, binding effect or enforceability of this Agreement or any other agreement or document delivered in connection herewith.

                  2.2 EFFECT OF CONTRIBUTION. The Trust will deliver to Insignia a certificate or certificates evidencing the Shares to be issued pursuant hereto.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF INSIGNIA

                  3.1 CONVEYANCE OF INTEREST. Upon execution and delivery of this Agreement, all of the Interests will be transferred to the Trust.

                  3.2 ORGANIZATION. Insignia is a corporation validly existing and in good standing under the laws of its state of incorporation.

                  3.3 AUTHORITY. Insignia has the corporate power and authority to carry on its business as now conducted, and to execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance by Insignia of this Agreement have been duly authorized by all necessary corporate action; and this Agreement has been duly executed and delivered by Insignia and is enforceable against Insignia in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium or similar events affecting Insignia or its assets, or by general principles of equity.

                                    ARTICLE 4
                            MISCELLANEOUS PROVISIONS

                  4.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

                  4.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver.

                  4.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.



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                  4.4 EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement and the Assignment Agreement shall be borne by such party.

                  4.5 FURTHER ASSURANCES. From time to time, at the request of Insignia or the Trust and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as Insignia or the Trust may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Trust good and marketable title to the Interests.

                  4.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflicts of law doctrines). Insignia and the Trust each (i) irrevocably submits to the jurisdiction of any Delaware State court or federal court sitting in Delaware in any action arising out of this Agreement or any instrument or document delivered hereunder, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                  4.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

                  4.8 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  4.9 ENTIRE AGREEMENT. This Agreement (including Schedule A hereto and any further instruments of assigned used to effect the contributions contemplated hereby) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  4.10 SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  4.11 SCHEDULES. Schedule A attached hereto is hereby incorporated in and made a part of this Agreement as if set forth in full herein.




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                                                 INSIGNIA FINANCIAL GROUP, INC.


                                                 By: /s/ Jeffrey P. Cohen
                                                    ___________________________
                                                          Jeffrey P. Cohen
                                                          Senior Vice President


                                                 INSIGNIA PROPERTIES TRUST


                                                 By: /s/ Jeffrey P. Cohen
                                                    ___________________________
                                                          Jeffrey P. Cohen
                                                          Vice President




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